SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2008
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 30, 2008, the Board of Directors of Beazer Homes USA, Inc. (the “Company”) approved a form of Indemnification Agreement (the “Indemnification Agreement”), pursuant to which the Company will agree to provide for the indemnification of and the advancement of expenses to each person party to the Indemnification Agreement and for the continued coverage of such person under the Company’s directors’ and officers’ insurance programs. The Board has authorized and directed the Company to enter into these agreements with each of the Company’s executive officers and directors.
     The form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In addition, on June 30, 2008, we extended the waiver period under our Revolving Credit Facility which continues the waiver we received on May 13, 2008 (the “Waiver”). This Waiver relaxes, through August 15, 2008, our minimum consolidated tangible net worth and maximum leverage ratio requirements under our Revolving Credit Facility. During the term of the Waiver, the minimum consolidated tangible net worth shall not be less than $700 million and the leverage ratio shall not exceed 2.50 to 1.00. No payments were made in consideration for this extension of the Waiver. We are currently negotiating an amended covenant package with our bank group and expect to enter into an amendment prior to finalizing our financial statements for the fiscal quarter ending June 30, 2008.
     The Wavier is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Katie J. Bayne, presently a member of the Board of Directors of the Company, informed the Company on June 29, 2008 that she will not stand for re-election at the annual meeting of stockholders so that she may focus her full attention to the additional responsibilities arising from her recent promotion to Chief Marketing Officer, Coca-Cola North America for The Coca-Cola Company. Mrs. Bayne will continue as a member of the Board of Directors until August 5, 2008, the date of the Company’s annual meeting of stockholders. We wish to express our gratitude to Mrs. Bayne for her valuable service to the Company. As a result of Mrs. Bayne not seeking re-election, the size of the board will be reduced to six members effective August 5, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) On June 30, 2008, the Board of Directors of the Company amended Article XIV of the Company’s Second Amended and Restated Bylaws. The amendment, which is now reflected in the Third Amended and Restated Bylaws of the Company, updated various provisions in the bylaws relating to indemnification and advancement of expenses. The most significant change was to provide for mandatory advancement of expenses for directors and executive officers of the Company. Previously, such advancement of expenses was at the discretion of the Board of Directors.
     The Third Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
3.1	Third Amended and Restated Bylaws of the Company.

10.1	Form of Indemnification Agreement.

10.2	Second Limited Waiver, dated as of June 30, 2008, to and under the Credit Agreement, dated as of July 25, 2007, among the Company, the lenders thereto and Wachovia Bank, National Association, as Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: July 1, 2008	By:	/s/ Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer